UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2004

EDISON MISSION ENERGY
(Exact name of registrant as specified in its charter)

DELAWARE	000-24890	95-4031807
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18101 Von Karman Avenue
Irvine, California 92612
(Address of principal executive offices, including zip code)

949-752-5588
(Registrant’s telephone number, including area code)

Items 1 through 4, 6 and 8 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Edison Mission Energy’s 2003 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2004. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5.  Other Events

On July 20, 2004, Edison Mission Energy (the “Company”) issued a press release announcing that it has entered into an agreement to sell its 51.2 percent holding in Contact Energy Limited. The Company is attaching a copy of the press release as Exhibit 99.1 to this Current Report on Form 8-K. Such information is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit 99.1	Press Release of Edison Mission Energy, dated July 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy
(Registrant)

Date:	July 20, 2004	/s/ Kevin M. Smith
KEVIN M. SMITH
Senior Vice President and Chief Financial Officer